Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Experts,” “Fees Paid to Ernst & Young,” “Audit Committee Pre-Approval Policies,” “Appointment of the Independent Registered Accounting Firm,” and “Target Funds” in the Joint Proxy Statement/Prospectus and “Experts” in the Statement of Additional Information and to the incorporation by reference of our report dated October 23, 2013 with respect to the financial statements and financial highlights of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc. – II, American Strategic Income Portfolio Inc. – III and American Select Portfolio Inc. included in the Annual Report for the year ended August 31, 2013 in the Registration Statement (Form N-14) of Diversified Real Asset Income Fund filed with the Securities and Exchange Commission in this Pre-effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-196063).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

June 23, 2014